WARRANT CERTIFICATE
THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE OFFER AND SALE OF SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IN EACH CASE, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
Warrant Shares Issuable:    130,805 Common Shares Issue Date:     April 30, 2024
FOR VALUE RECEIVED, TRISALUS LIFE SCIENCES, INC., a Delaware corporation (the “Company”), hereby certifies that ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP, a Delaware limited partnership (the “Initial Holder” and, together with its successors and permitted transferees and assigns, a “Holder”) is entitled to purchase, at the per share Exercise Price, up to One Hundred Thirty Thousand, Eight Hundred and Five (130,805) fully paid and nonassessable Common Shares (as subject to adjustment hereunder, the “Warrant Shares”), all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Certain capitalized terms used herein are defined in Section 1.
This Warrant Certificate has been issued as a condition precedent to the making of loans under and pursuant to the Credit Agreement, dated as of April 30, 2024 (as amended or otherwise modified from time to time, the “Credit Agreement”), among TriSalus Operating Life Sciences, Inc., as borrower, the Company, the lenders party thereto, and OrbiMed Royalty & Credit Opportunities IV, LP, as the administrative agent.
Section 1. Definitions. Capitalized terms used in this Warrant Certificate but not defined herein have the meanings ascribed thereto in the Credit Agreement as in effect on the date hereof. The following terms when used herein have the following meanings:
“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Shares, an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant Certificate is then being exercised pursuant to Section 3, multiplied by (ii) the Exercise Price.

“Bloomberg” has the meaning set forth within the definition of “VWAP”. “Cashless Exercise” has the meaning set forth in Section 3(b).
“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended as of August 10, 2023.
“Common Shares” means the Company’s common stock, par value $0.0001 per share. “Common Shares Deemed Outstanding” means, at any given time, the sum of (i) the number of Common Shares actually outstanding at such time, plus (ii) the number of Common Shares issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of Common Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any or its wholly owned subsidiaries.
“Company” has the meaning set forth in the preamble.
“Convertible Securities” means any Capital Securities that, directly or indirectly, are convertible into, exchangeable or settleable for Common Shares, including shares of the Company’s preferred stock that may be issued from time to time.
“Credit Agreement” has the meaning set forth in the preamble. “Determination Date” has the meaning set forth in the definition of “VWAP”. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exercise Certificate” has the meaning set forth in Section 3(a)(i).
“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, a Business Day on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, including, without limitation, the receipt by the Company of the Exercise Certificate.
“Exercise Period” means the period from (and including) the Issue Date to (and including) 5:00 p.m., New York City time, on the Expiration Date.
“Exercise Price” means $9.5562, as adjusted from time to time pursuant to Section 4. “Expiration Date” means April 30, 2031.

“Fair Market Value” means (i) if the Common Shares are traded on a Trading Market, the VWAP of such Common Shares for such day (provided that if the Fair Market Value is being determined in connection with a Sale of the Company, such Fair Market Value shall be the greater of the amount determined pursuant to this clause (i) and the closing price on the Trading Market on the Trading Day immediately prior to the closing date of the Sale of the Company) or (ii) if at any time the Common Shares are not listed, quoted or otherwise available for trading on any Trading Market (so that no Trading Day shall have occurred), or if VWAP cannot be calculated for the Common Shares for such day for any other reason, the “Fair Market Value” of such Common Shares shall be the fair market value per share of such Common Shares as determined jointly by the Company and the Holder; provided further, that, in the event the Company and Holder are unable to so mutually agree, Fair Market Value shall be determined pursuant to Section 10(a).
“Holder” has the meaning set forth in the preamble.
“Independent Advisor” has the meaning set forth in Section 10(a). “Initial Holder” has the meaning set forth in the preamble.
“Issue Date” means the date designated as such on the first page of this Warrant Certificate.
“Marketable Securities” means equity securities meeting each of the following requirements: (i) the issuer thereof is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) such equity securities are traded on a Trading Market; and (iii) if delivered (or to be delivered) as payment or compensation to the Holder in connection with an automatic Cashless Exercise pursuant to Section 3(c), following the closing of the related Sale of the Company, the Holder would not be restricted from publicly re-selling all of such equity securities delivered to it.
“Nasdaq” means The Nasdaq Stock Market LLC. “NYSE” means the New York Stock Exchange.
“Options” means any warrants, options or similar rights to subscribe for or purchase Common Shares or Convertible Securities.
“OTC Bulletin Board” means the Financial Industry Regulatory Authority, Inc. OTC Bulletin Board.
“Pre-emptive Rights” has the meaning set forth in Section 12.

“Registration Statement” means, in connection with any public offering of securities, any registration statement required pursuant to the Securities Act that covers the offer and sales of any such securities, including any prospectus, amendments or supplements to such Registration Statement, including post-effective amendments and all exhibits and all materials incorporated by reference in such Registration Statement.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Sale of the Company” means a transaction pursuant to which (i) (x) any Person or group of Persons acting jointly or otherwise in concert (other than the Holder and any other parties to the Credit Agreement) acquires ownership, directly or indirectly, beneficially or of record, of Capital Securities of the Company having more than fifty percent (50%) of the aggregate economic interests and/or voting power, determined on a fully diluted basis, (y) any Person or group of
Persons acting jointly or otherwise in concert (other than the Holder and any other parties to the Credit Agreement) acquires, by contract or otherwise, the right to appoint or elect a majority of the Company’s board of directors (the “Board”), or (z) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, are sold, leased, exclusively licensed, transferred, conveyed or otherwise disposed of, and (ii) all Obligations outstanding under the Credit Agreement are to be paid in full in cash, whether pursuant to the terms of the transaction, pursuant to the terms of the Credit Agreement or otherwise.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Share Distribution” means any issuance or sale by the Company of any of its Common Shares, Options or Convertible Securities, other than in connection with a dividend or distribution to holders of its Common Shares of the type described in Section 4(c) below.
“Share Reorganization” has the meaning set forth in Section 4(a).
“Trading Day” means, with respect to the Common Shares or any other Marketable Securities, a date on which the relevant Trading Market is open and conducting business.
“Trading Market” means, with respect to the Common Shares or any other Marketable Securities, the Nasdaq, the NYSE or the OTC Bulletin Board.
“Unrestricted Conditions” has the meaning set forth in Section 11(a)(ii).
“VWAP” means, with respect to any Common Shares, as of any day of determination (a “Determination Date”), the volume weighted average sale price for the period of ten (10) consecutive Trading Days immediately preceding such Determination Date on the Trading Market for such Common Shares as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if the volume weighted average sale price has not been reported for such security by Bloomberg for such ten (10) day period, then the simple average of the last closing trade prices of such security for such ten (10) day period, as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the simple average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. over such ten (10) day period.
“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.
“Warrant Register” has the meaning set forth in Section 5. “Warrant Shares” has the meaning set forth in the preamble.
Section 2. Term of Warrant Certificate. Subject to the terms and conditions hereof, from time to time during the Exercise Period, the Holder of this Warrant Certificate may exercise this
Warrant Certificate for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).
Section 3.    Exercise of Warrant Certificate.
(a)Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:
(i)delivery to the Company at its then registered office of a duly completed and executed Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), which certificate will specify the number of Warrant Shares to be purchased and the Aggregate Exercise Price; and
(ii)simultaneously with the delivery of the Exercise Certificate, payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).
(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as set forth in the applicable Exercise Certificate, by any of the following methods:
(i)by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;
(ii)by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or
(iii)any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to Section 3(b)(ii) or (iii) (solely to the extent of such withholding, a “Cashless Exercise”) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.
(a)Automatic Cashless Exercise. To the extent this Warrant Certificate has not been exercised in full by the Holder prior to the earlier of (i) the occurrence of the Expiration Date, and
(ii) the date on which a Sale of the Company is consummated pursuant to which the sole consideration payable to the Company or its shareholders in respect of such sale transaction consists of cash, Marketable Securities or a combination thereof, any portion of this Warrant Certificate that remains unexercised on such date shall be deemed to have been exercised automatically pursuant to a Cashless Exercise, in whole (and not in part), on the Business Day immediately preceding such date; provided, that the automatic Cashless Exercise contemplated by this Section 3(c) shall not occur in the event that, as of the Business Day immediately preceding any such date described above, the per share Fair Market Value of a Warrant Share is less than the Exercise Price per Warrant Share, in which case, this Warrant Certificate shall automatically expire and be of no further force and effect as of the Expiration Date or immediately prior to the consummation of the Sale of the Company, as applicable.
To the extent permitted by applicable Law, for purposes of Rule 144, (i) the Warrant Shares issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Issue Date, and (ii) the holding period for any Warrant Shares issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Issue Date; provided that the Company makes no representation or warranty regarding the commencement of the holding period of any Warrant Share.
(b)Delivery of Stock Certificates. With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of an Exercise Certificate and delivery of the Aggregate Exercise Price, the Company shall, within five (5) Business Days, deliver in accordance with the terms hereof to or upon the order of the Holder that number of Warrant Shares for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share to the extent the Company elects to do so pursuant to Section 3(e) below. If such Warrant Shares are issued in certificated form, the Company shall deliver a certificate or certificates, to the extent possible, representing the number of Warrant Shares as the Holder shall request in the Exercise Certificate. If such Warrant Shares are issued in uncertificated form, the Company shall deliver upon request a confirmation evidencing the registration of such shares. Unless otherwise provided herein, upon any exercise in accordance with the terms of this Warrant Certificate, this Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date. Unless otherwise permitted by federal or state securities laws, rules or regulations, any share certificates issued pursuant to the exercise of this Warrant Certificate will bear a legend in substantially the form set out in Section 11(a)(i) below.
(c)No Fractional Shares or Scrip. No fractional or scrip representing fractional shares shall be issued upon the exercise of this Warrant Certificate. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fair Market Value of one Warrant Share on the Exercise Date or round up to the next whole share.
(d)Surrender of this Warrant Certificate; Delivery of New Warrant Certificate.
(i)The Holder shall not be required to physically surrender this Warrant Certificate to the Company until this Warrant Certificate has been exercised in full by the Holder, in which case, the Holder shall, at the written request of the Company, surrender this Warrant Certificate to the Company for cancellation within three (3) Business Days after the date the final Exercise Certificate is delivered to the Company. Partial exercises of this Warrant Certificate resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares issuable hereunder by an amount equal to the applicable number of Warrant Shares that have been issued hereunder as a result of previous exercises or withheld in connection with any Cashless Exercises. The Holder and the Company shall maintain records showing the number of Warrant Shares issued and purchased, the date of such issuances and purchases and the number of Warrant Shares withheld in connection with any Cashless Exercises. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this Section 3(f), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be fewer than the amount stated on the face hereof.
(ii)Notwithstanding the foregoing, to the extent that there are unexpired and unexercised Warrant Shares remaining under the Warrant Certificate, the Holder may request that the Company (and the Company shall), at the time of issuance of any Warrant Shares in accordance with Section 3(d) and the surrender of this Warrant Certificate, deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to subscribe for the unexpired and unexercised Warrant Shares called for by this Warrant Certificate. Unless otherwise agreed upon by the Holder in its sole discretion, such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.
(c)Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant Certificate, the Company hereby represents, warrants, covenants and agrees as follows:

(i)This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized.
(ii)All Warrant Shares issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all liens and charges (other than liens or charges created by the Holder, or created with regard to income taxes or other taxes payable by the Holder incurred in connection with the exercise of the Warrant or taxes in respect of any transfer made by the Holder occurring contemporaneously therewith).
(iii)The Company shall take all such actions as may be necessary to (x) comply with Section 3(i) below and (y) ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or any requirements of any foreign or domestic securities exchange upon which Warrant Shares may be listed at the time of such exercise.
(iv)The Company shall exclusively bear and pay all expenses in connection with, and all governmental charges, taxes, fees, levies, withholdings and all other such payments, that may be imposed on or with respect to, the issuance of this Warrant Certificate, and the issuance or delivery of Warrant Shares pursuant to the terms of this Warrant Certificate and the Holder shall not be affected by such payments, and the Company shall not be eligible to any indemnification for such payment from the Holder.
(v)The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware and has the capacity and corporate power and authority to enter into this Warrant Certificate.
(vi)The Company has taken all action required to be taken to authorize the execution, delivery and performance of this Warrant Certificate.
(vii)This Warrant Certificate has been duly executed by the Company.
(viii)The obligations of the Company under this Warrant Certificate are legal, valid and binding obligations, enforceable against the Company in accordance with the terms hereof, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(ix)As of the Issue Date, the Company has complied with all obligations set forth in Section 3(i), below.
(d)Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant Certificate is to be made in connection with a Sale of the Company, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(e)Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized but unissued Common Shares or (if applicable) other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant Certificate, the maximum number of Warrant Shares issuable upon the exercise of this Warrant Certificate. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant Certificate above the Exercise Price then in effect, and shall take all such actions within its power as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant Certificate.
(f)Rule 144 Compliance. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall, during the Exercise Period while any portion of this Warrant Certificate remains unexercised:
(i)use commercially reasonable efforts to make and keep adequate public information available, as required by clause (c) of Rule 144;
(ii)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (excluding, for avoidance of doubt, any prospectus or registration statement which the Company is under no obligation to file); and
(iii)furnish, or otherwise make available to the Holder so long as the Holder owns Warrant Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the SEC under the Exchange Act or Securities Act as the Holder may reasonably request in connection with the sale of Common Shares without registration.
(g)Ownership Cap. The Company shall not knowingly effect the exercise of this Warrant Certificate, and the Holder shall not have the right to exercise this Warrant Certificate to the extent that, after giving effect to such exercise, the Holder (together with its Affiliates) would beneficially own in excess of 9.99% of the Common Shares of the Company immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares owned by the Holder and its Affiliates shall include the number of Warrant Shares issuable upon exercise of this Warrant Certificate with respect to which the determination of such aggregate number is being made, but shall exclude Common Shares (if any) that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant Certificate beneficially owned by the Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other Capital Securities of the Company beneficially owned by the Holder and its Affiliates (including, without limitation, any Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitations contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant Certificate, in determining the number of outstanding Common Shares, the Holder of this Warrant Certificate may rely on the number of such outstanding Capital Securities as reflected in the most recent of (i) the Company’s Form 10-K, Form 10-Q or other public filing with the SEC, as the case may be, if available, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or its transfer agent setting forth the number of outstanding Common Shares. In addition, upon the written request of the Holder (but not more than once during any calendar quarter), the Company shall, within three (3) Business Days, confirm to the Holder the number of its outstanding Common Shares. Furthermore, upon the written request of the Company (but not more than once during any calendar quarter), the Holder shall promptly confirm to the Company its then current beneficial ownership with respect to the Company’s Common Shares.
(h)Except as expressly provided herein with respect to cash payments in lieu of the issuance of fractional shares, and without regard to any exchange of consideration in connection with an automatic Cashless Exercise pursuant to Section 3(c) above or similar event, upon exercise of this Warrant Certificate the Holder shall not otherwise be entitled to receive cash or Warrant Shares that are registered under the Securities Act.
Section 4. Adjustment to Number of Warrant Shares, Exercise Price, etc. The number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.
(a)Adjustment to Number of Warrant Shares Upon Reorganizations, Reclassifications, etc. In the event of any changes in the outstanding Common Shares of the Company by reason of redemptions, recapitalizations, reclassifications, combinations or exchanges of shares, splits or reverse splits, separations, reorganizations, liquidations, substitutions, replacements or the like (any of the foregoing or combination thereof being a “Share Reorganization”), the number and class of Warrant Shares available upon exercise of this Warrant Certificate in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant Certificate, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant Certificate been exercised prior to any such event and had the Holder continued to hold such Warrant Shares until after the event requiring adjustment. The form of this Warrant Certificate need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant Certificate.

(b)Adjustment to Exercise Price Upon a Share Distribution. Subject to clause (iii)
below, if the Company consummates or effects any Share Distribution for a price per Common Share less than the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the sum of (A) the number of Common Shares Deemed Outstanding immediately prior to such Share Distribution multiplied by the Exercise Price then in effect, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Common Shares Deemed Outstanding immediately after such Share Distribution multiplied by (2) the Exercise Price in effect immediately prior to such Share Distribution. For purposes of this Section
4(b):

(i)In the event Options or Convertible Securities are included in any such Share Distribution, the price per Common Share deemed to have been issued or sold as a result of the sale or issuance of such Options or Convertible Securities, shall be equal to the price per Common Share for which Common Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities, as the case may be (determined by dividing
(x) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or grant of all such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company, if any, upon the exercise of all such Options or the conversion or exchange of all such Convertible Securities (as the case may be), by (y) the total maximum number of Common Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities (without, in each case, giving effect to any anti-dilution provisions included in such Options or Convertible Securities that are not applicable at the time of the applicable price per Common Share calculations)).
(ii)The provisions of this Section 4(b) shall not in any event operate to increase the Exercise Price.
(iii)This Section 4(b) shall not apply to any of the following:
(A)Any issuance, sale or other distribution of Common Shares, Options or Convertible Securities pursuant to (i) any Share Reorganization, which shall instead be governed by Section 4(a) above, or (ii) any dividend or distribution to holders of Common Shares, which shall instead by governed by Section 4(c) below.
(B)The issuance of Common Shares upon exercise or conversion of any Options or Convertible Securities included in the Common Shares Deemed Outstanding as of the Issue Date.
(C)The grant or issuance of Common Shares, Options or Convertible Securities to board members, officers, employees, consultants or other service providers of the Company pursuant to any employee incentive plan, employee share purchase plan or similar equity- based benefit plans (including any inducement award granted in accordance with the Nasdaq Listing Rules) approved by the Company’s Board or duly authorized committee thereof; provided that the total number of securities issued under this sub-clause for a price per share less than the Exercise Price shall not constitute more than five percent (5.0%) of the total number of Common Shares Deemed Outstanding at any time.
(c)Adjustment to Number of Warrant Shares Upon Dividends, Distributions, etc. If the Company declares or pays a dividend or distribution on its outstanding Common Shares payable in cash, Capital Securities or other property, the Holder shall be entitled to receive, at the time such dividend or distribution is paid, without additional cost to the Holder, the total number and kind of cash, Capital Securities or other property which the Holder would have received had the Holder owned the Warrant Shares of record as of the date such dividend or distribution was paid.
(d)Certificate as to Adjustment.
(i)As promptly as reasonably practicable following any change or adjustment of the type described above in this Section 4, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Authorized Officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Authorized Officer certifying the number of Warrant Shares or the amount, if any, of other shares, securities or assets then issuable upon exercise of the Warrant Certificate.
(i)Notices. In the event that, at any time during the Exercise Period the Company shall take a record of the holders of its outstanding Common Shares (or other Capital Securities at the time issuable upon exercise of this Warrant Certificate) for the purpose of:
(i)entitling or enabling such holders to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security;
(ii)(x) any capital reorganization of the Company, any reclassification of any outstanding securities, any consolidation or merger of the Company with or into another Person, or (y) a Sale of the Company; or
(iii)the voluntary or involuntary dissolution, liquidation or winding-up bankruptcy or similar event involving the Company;
then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten

(10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution or other right or action, and a description of such dividend, distribution or other right or action, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, Sale of the Company, dissolution, liquidation, winding-up or bankruptcy is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of its Common Shares (or such other Capital Securities at the time issuable upon exercise of the Warrant Certificate) shall be entitled to exchange their Common Shares (or such other Capital Securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, Sale of the Company, dissolution, liquidation, winding-up or bankruptcy, and the amount per share and character of such exchange applicable to the Warrant Certificate and the Warrant Shares. The above notwithstanding, the Company shall not be required to provide the Holder with notice containing such information if the Company reasonably believes that it constitutes material non-public information, unless the Holder (i) confirms to the Company in writing that it consents to receive such information, and (ii) executes a customary market standstill or equivalent agreement pursuant to which the Holder will agree not to trade in the Company’s Common Shares or other Capital Securities while in possession of such material non-public information or until such information is no longer material or non-public.
Section 5. Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.
Section 6. Registration Rights. The Holder is entitled to the benefit of certain registration rights with respect to the Warrant Shares as provided in the Registration Rights Agreement, dated as of April 30, 2024, by and between the Company and the Initial Holder (the “Registration Rights Agreement”), and any subsequent Holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement. If the Company fails to cause any Registration Statement covering applicable “Registrable Securities” (as that term is defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(b) of the Registration Rights Agreement occurs, and the Suspension Period (as that term is defined in the Registration Rights Agreement) (whether alone, or in combination with any other Suspension Period) continues for more than 30 consecutive days, or for more than a total of 60 days, in each case in any 360-day period, then the Expiration Date of this Warrant Certificate shall be extended one day for each day beyond the applicable dates for effectiveness of the Registration Statement that such Registration Statement has not been declared effective by the SEC or the 30-day or 60-day limits, as the case may be, that the Suspension Period continues.

Section 7. Transfer of Warrant Certificate. Subject to Section 11 hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned, and this Warrant Certificate shall promptly be cancelled.
Section 8. The Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein (including in 4(c) above and Section 12 below), (i) prior to the Exercise Date, the Holder shall not be entitled to receive dividends, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to receive dividends or subscription rights, and
(ii) prior to the registration of the Holder in the share register of the Company with respect to the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to all shareholders of the Company generally, contemporaneously with the giving thereof to such shareholders, unless such notice or information had been made publicly available on the SEC’s EDGAR system website.
Section 9. Replacement on Loss; Division and Combination.
(a)Replacement of Warrant Certificate on Loss. Subject to any further requirements in relation to the cancellation of this Warrant Certificate pursuant to applicable Laws, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

(b)Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by each applicable Holder or its agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.
Section 10.    Disputes; No Impairment, etc. The parties hereto agree as follows:
(a)Disputes. In the event of any dispute which arises between the Holder and the Company (including the Board) with respect to the calculation or determination of Fair Market Value, VWAP, the adjusted Exercise Price, the number of Warrant Shares, other Capital Securities, cash or other property issuable upon exercise of this Warrant Certificate, the amount or type of consideration due to the Holder in connection with any event, transaction or other matter described in Section 4 above or any other matter involving this Warrant Certificate or the Warrant Shares that is not resolved by the parties after good faith discussions and efforts to reach resolution, upon the request of the Holder the disputed issue(s) shall be submitted to a firm of independent investment bankers or public accountants of recognized national standing, which (i) shall be chosen by the Company and be reasonably satisfactory to the Holder and (ii) shall be completely independent of the Company (an “Independent Advisor”), for determination, and such determination by the Independent Advisor shall be binding upon the Company and the Holder with respect to this Warrant, any Warrant Shares issued in connection herewith or the matter in dispute, as the case may be, absent manifest error. Costs and expenses of the Independent Advisor shall be paid by the Company.
(b)Equitable Equivalent. In case any event shall occur as to which the provisions of Section 10(a) above are not strictly applicable but the failure to make any adjustment would not, in the reasonable, good faith opinion of the Holder, fairly protect the rights and benefits of the Holder represented by this Warrant Certificate in accordance with the essential intent and principles of Section 10(a), then, in any such case, at the request of the Holder, the Company shall submit the matter and issues raised by the Holder to an Independent Advisor, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10(a), to the extent necessary to preserve, without dilution, the rights and benefits represented by this Warrant Certificate. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein, if any. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.
(c)No Avoidance. The Company shall not, by way of amendment of any of its Charter or other Organic Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, and will at all times in good faith assist in the carrying out of all such terms.
Section 11.    Compliance with the Securities Act.
(a)Agreement to Comply with the Securities Act, etc.
(i)Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that it shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:
“THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE OFFER AND SALE OF SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IN EACH CASE, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
(ii)Removal of Restrictive Legends. Neither this Warrant Certificate nor any Warrant Shares issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer thereof (including the legend set forth above in clause (i)) in any of the following circumstances: (A) following any sale of this Warrant Certificate or any Warrant Shares issued or delivered to the Holder under or in connection here with pursuant to Rule 144, (B) if this Warrant Certificate or the Warrant Shares are, and with respect to clause (i)(2) of Rule 144 will continue to be, eligible for sale under clause (b)(1) of Rule 144, or (C) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). If any of the Unrestricted Conditions are met at the time of issuance of the Warrant Shares, to the reasonable satisfaction of the Company’s counsel, the Warrant Shares shall be issued free of all legends.
(iii)Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within ten
(10) Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Shares, as the case may be, free of all restrictive legends.
(iv)Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates representing securities as set forth in Section 11(a)(ii) above is predicated upon the Company’s reliance that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.
(b)Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder represents, as of the Issue Date, to the Company by acceptance of this Warrant Certificate as follows:
(i)The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.
(ii)The Holder understands and acknowledges that this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such Laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.
Section 12. Pre-Emptive Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues, offers or sells (i) any Common Shares or (ii) any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property, in each case pro rata to the record holders of Common Shares (the “Pre-emptive Rights”), then the Holder shall be entitled to (but shall not be obligated to) acquire, upon the same terms applicable to such Pre-emptive Rights, the aggregate Pre-emptive Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant Certificate immediately before the date on which a record is taken for the grant, issuance, offer or sale of such Pre-emptive Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue, offer or sale of such Pre-emptive Rights.
Section 13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by e- mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in each case provided that sender did not receive an automated failed delivery notification; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).
If to the Company:    TriSalus Life Sciences, Inc.
6272 West 91st Avenue Westminster, CO 80031 Attn: Sean Murphy
Email: sean.murphy@trisaluslifesci.com
with a copy to (which shall not qualify as notice to any party hereto): Cooley LLP
10265 Science Center Drive San Diego, CA 92121
Attn: Matt Browne; Carlos Ramirez
Email: mbrowne@cooley.com; cramirez@cooley.com

If to the Holder:
OrbiMed Royalty & Credit Opportunities IV, LP c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor New York, NY 10022
Attention: Matthew Rizzo; OrbiMed Credit Report
Email: RizzoM@OrbiMed.com; ROSCreditops@orbimed.com
with a copy to (which shall not qualify as notice to any party hereto):

Covington & Burling LLP
The New York Times Building 620 Eighth Avenue
New York, NY 10018
Attention: Peter Schwartz; Jennifer Uren Email: pschwartz@cov.com; juren@cov.com

Section 14. Cumulative Remedies. Except to the extent expressly provided in Section 10 to the contrary, the rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available under applicable Laws, in equity or otherwise.
Section 15. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 16. Successors and Assigns. This Warrant Certificate and the rights evidenced hereby (including under Section 6) shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successor or permitted assign of the Holder shall be deemed to be the “Holder” for all purposes hereunder.
Section 17. No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.
Section 18. Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.
Section 19. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 20. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.
Section 21. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal Laws of the State of New York without effect to any choice or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.
Section 22. Submission to Jurisdiction; Waiver of Jury Trial. Except as provided in Section 10:
(a)Any legal suit, action or proceeding arising out of or based on this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the city and county of New York. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth in Section 13 shall be effective service of process for any suit, action or other proceeding, and the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.
(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv)

SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT CERTIFICATE AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 23. Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.
Section 24. No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

TRISALUS LIFE SCIENCES, INC.

By: /Sean Murphy/     Name: Sean Murphy
Title: Chief Financial Officer

Accepted and agreed,

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP By: OrbiMed ROF IV LLC, its General Partner
By OrbiMed Advisors LLC,
its Managing Member
/Matthew Rizzo/
Name: Matthew Rizzo
Title: Member

FORM OF EXERCISE CERTIFICATE

Exhibit A to Warrant Certificate
(To be signed only upon exercise of Warrant Certificate)
To:    TriSalus Life Sciences, Inc.
[Address] Attention:[●]

The undersigned, as holder of a right to purchase Warrant Shares (as defined in the Warrant Certificate) of TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), pursuant to that certain Warrant Certificate of the Company, dated as of April 30, 2024 (the “Warrant Certificate”), a copy of which is attached to this Exercise Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [    ( )] Warrant Shares of the Company and herewith makes payment with this Exercise Certificate of the Aggregate Exercise Price therefor by the following method:
The undersigned hereby elects to make payment of the Aggregate Exercise Price of [ Dollars ($ )] for (    ) Common Shares using the method described in Section 3(b)(i).
The undersigned hereby elects to make payment of the Aggregate Exercise Price of [ Dollars ($ )] for (    ) Common Shares using the method described in Section 3(b)(ii).
The undersigned hereby elects to make payment of the Aggregate Exercise Price of [ Dollars ($ )] for (    ) Common Shares using the method described in Section 3(b)(iii).
Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant Certificate.
DATED:

[HOLDER]

By     Name:
Title:

Exhibit A-1

Exhibit B
to Warrant Certificate

FORM OF ASSIGNMENT

[DATE OF ASSIGNMENT]

THE UNDERSIGNED, [NAME OF HOLDER], is the holder (in such capacity, the “Holder”) of a warrant certificate issued by TriSalus Life Sciences, Inc., a Delaware corporation (the “Warrant Certificate” and the “Company”, respectively), entitling the Holder to purchase up to [ ] Warrant Shares (as defined in the Warrant Certificate). Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.
FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] [     of the Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment on the Warrant Register as required pursuant to Section 5 of the Warrant Certificate, and (ii) pursuant to Section 7 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder][a new Warrant Certificate][new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”).
The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
To the extent required pursuant to Section 11(a) of the Warrant Certificate, the Assignee acknowledges and agrees that a restrictive legend shall be applied to the Assignee’s Substitute Warrant Certificate and the Warrant Shares issuable upon exercise of such certificate substantially consistent with the legend set forth in Section 11(a)(i).
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties hereto agree as set forth above as of the date first written above.

[HOLDER]

By     Name:
Title:

Accepted and agreed, [NAME OF ASSIGNEE]
By         Name:
Title: